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                                                                       Exhibit J


INDEPENDENT AUDITORS' CONSENT



The Metzler/Payden Investment Group.:



We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-87684 on Form N-1A of our report dated December 24, 2003 appearing in the Financial Statements which are incorporated by reference in Part B, the Statement of Additional Information, of such Registration Statement, and to the references to us under the headings "Other Information" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which are part of such Registration Statement.





DELOITTE & TOUCHE LLP
Chicago, Illinois
January 20, 2004